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                                                                     Exhibit 5.1











                                [WGM LETTERHEAD]




                                 March 12, 2004

CardioGenesis Corporation
26632 Towne Center Drive, Suite 320
Foothill Ranch, CA 92610

Ladies and Gentlemen:

            We have acted as counsel to CardioGenesis Corporation, a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, on March 12, 2004, of the Company's Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 7,848,838 shares of common stock, no par value, of the Company (the "Shares"), all of which may be sold by certain selling shareholders of the Company.

            In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Restated Articles of Incorporation of the Company, as amended to date, the Amended and Restated Bylaws of the Company, as amended to date, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and have been validly issued and are fully paid and nonassessable or, when issued, will be validly issued, fully paid and nonassessable.

            The opinions expressed herein are limited to the corporate laws of the State of California, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP